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                                                                   EXHIBIT 4.2

                              AMENDED AND RESTATED

                          PLEDGE AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (the "AGREEMENT"), dated as of January 31, 1995, made among SPELLING ENTERTAINMENT GROUP INC. ("SEGI"), SPELLING ENTERTAINMENT INC. ("SEI"), AARON SPELLING PRODUCTIONS, INC. ("ASP"), SPELLING FILMS INTERNATIONAL, INC. ("SFI"), SPELLING TELEVISION INC. ("STI"), TORAND PRODUCTIONS INC. ("TPI"), WORLDVISION ENTERPRISES, INC. ("WORLDVISION"), LAUREL ENTERTAINMENT, INC. ("LAUREL"), HAMILTON PROJECTS, INC. ("HAMILTON"), LAUREL TV, INC. ("LTV"), LAUREL-KING, INC. ("LKI"), LAUREL PICTURES INC. ("LPI"), REPUBLIC ENTERTAINMENT INC. ("RPI"), REPIX, INC. ("RI"), REPUBLIC DISTRIBUTION CORPORATION ("RDC"), REPUBLIC PICTURES ENTERTAINMENT INC. ("RPEI") REPUBLIC PICTURES TELEVISION ("RPT") and VIRGIN INTERACTIVE ENTERTAINMENT, INC. ("VIE") the other present and future subsidiaries of SEGI that are from time to time party hereto (the "OTHER SUBSIDIARIES") (SEGI, SEI, ASP, SFI, STI, TPI, Worldvision, Laurel, Hamilton, LTV, LKI, LPI, RPI, RI, RDC, RPEI, RPT and VIE and any other present and future subsidiary of SEGI which becomes a borrower under the Amended and Restated Credit Agreement (as hereinafter defined) are sometimes individually referred to herein as a "GRANTOR" and collectively as "GRANTORS") and VIACOM INC., a Delaware corporation ("LENDER").

PRELIMINARY STATEMENTS:

                  (1) Lender has entered into an Amended and Restated Credit Agreement dated as of January 31, 1995 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, including, without limitation, by the joinder of additional present or future subsidiaries of SEGI as borrowers thereunder, being the "AMENDED AND RESTATED CREDIT AGREEMENT," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Grantors thereunder pursuant to which Lender has made certain commitments, subject to the terms and conditions set forth in the Amended and Restated Credit Agreement, to extend certain credit facilities to the Grantors.

                  (2) Grantors have executed and delivered an Amended and Restated Guaranty dated as of even date herewith (said Amended and Restated Guaranty, as it may hereafter be amended, supplemented or modified from time to time, including, without limitation, by the joinder of additional present or future subsidiaries of SEGI as guarantors thereunder, being the "AMENDED AND RESTATED GUARANTY") in favor of Lender, pursuant to which, inter alia, the Grantors have guaranteed the Guaranteed Obligations (as that term is defined in the Amended and Restated Guaranty).

                  (3) The Amended and Restated Credit Agreement requires Grantors to enter into this Agreement prior to the making of the initial Loans thereunder and the Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.


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                  NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make Loans under the Amended and Restated Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Lender as follows:

         SECTION 1. ASSIGNMENT AND PLEDGE. Each Grantor hereby mortgages, pledges, assigns and grants to Lender a continuing security interest in all of such Grantor's right, title and interest in and to (but none of its obligations or liabilities with respect to) all of its personal property including, without limitation, the items and type of present and future property of such Grantor described in Sections l(A) through 1(0) (subject, however, to Section l(P)), whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located including, without limitation, the following (the "COLLATERAL"):

                  (A) Rights to Payment of Money. All rights to receive the payment of money, including accounts (as defined in the UCC, receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source;

                  (B) Chattel Paper. All writings which evidence both a monetary obligation and a security interest in or lease of specific goods; when a transaction is evidenced both by a security agreement or a lease and by an instrument (as described in Section l(F) below) or series of such instruments, the group of writings taken together constitutes chattel paper;

                  (C) Documents. All documents of title, including any bill of lading, dock warrant, dock receipt, laboratory pledgeholder agreement, laboratory access agreement, warehouse receipt or order for the delivery of inventory, and also any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers;

                  (D) Tangible Personal Property. All goods, machinery, electrical and electronic components, equipment, computers, computer equipment, furniture, office machinery, appliances, implements and all other tangible personal property of every kind and description and used or anticipated to be used in its businesses wherever located, and all goods of like kind or type hereafter acquired in substitution or replacement thereof and all additions and accessions thereto;

                  (E) General Intangibles. All other personal property (including things in action) which is not elsewhere described in this Section 1. General intangibles includes, without limitation, all United States and foreign inventions, processes, formulae, computer software, designs, trade secrets, rights in proprietary information, licenses, patents, patent rights, patent applications, copyrights, copyright rights, copyright applications, trademarks, trademark rights, trademark applications, and all related goodwill, service marks, service mark rights, service mark applications, and all related goodwill, trade names, trade name rights, business names, and other like business property rights, including to the extent such security interest and the related assignment are permitted


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by law, all permits, licenses and entitlements necessary for operation of equipment, and all applications to acquire any such rights or on file or for which application may at any time be made in the future, contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder, rights granted by others which permit the Grantor to sell or market items of personal property, documents, good will, judgments, causes in action and claims, whether or not inchoate, and all other general intangibles (as defined in the UCC) and intangible property and all rights thereunder;

                  (F) Instruments. All drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment;

                  (G) Inventory. All inventory in all of its forms (including, but not limited to, (1) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (2) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (3) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (4) all goods which are returned to or repossessed by Grantor and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY");

                  (H) Fixtures. All plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                  (I) Pledged Securities. Except as provided for in Section 1(P)(4) below, the shares of stock of any present or future Subsidiary of such Grantor or any other Person and similar evidences of other securities or investments in any present or future Subsidiary of such Grantor or any other Person which is a corporation, and all partnership, joint venture or similar interests in any present or future Subsidiary of such Grantor or any other Person which is a partnership or joint venture, and all Indebtedness from time to time owing to such Grantor by any present or future Subsidiary of such Grantor or any other Person (collectively, the "PLEDGED SECURITIES"), certificates representing such Pledged Securities or other evidences of ownership of such Pledged Securities, including, without limitation, investments and Indebtedness, and all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of said Pledged Securities.

                  (J) Film Collateral. All of the following to the extent not included in any other subsection of this Section 1: without limiting the generality of subsections l(A) through I, the Collateral shall include all of the right, title and interest of any kind or nature whatsoever of any Grantor in and to (but none of Grantor's obligations or liabilities with respect to) all items of Product (as used herein the term "PRODUCT" means any feature or non-feature motion picture, whether produced for theatrical, non-theatrical or television release or for release in any other medium, and


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any film, videotape, cassette, cartridge, disk or on or by any other means, method, process or device whether now known or hereafter developed, which any Grantor or any Subsidiary of any Grantor has produced or is to produce or with respect to which any Grantor or any Subsidiary of any Grantor has or acquires or is to acquire all or part of the theatrical, videotape, cassette, disc, television or other distribution rights)) and Product Rights (as used herein the term "PRODUCT RIGHTS" means (a) any rights, whether arising under written contracts or otherwise, to sell, produce, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Product, including rights under so-called "pick up" arrangements and other contracts and agreements relating to the acquisition of Product or any interest therein in any market, including the theatrical, non-theatrical, stage, television (including broadcast, cable and pay television) and home markets, whether by film, videotape, cassette cartridge, disc or by any other means, method, process or device now known or hereafter developed, (b) any rights to sell trailer and advertising accessories relating to Product, (c) any sequel, series, serial, re-issue or re-make rights relating to Product, and (d) any rights to exploit any element or component of Product or any ancillary rights relating to Product, including merchandising and character rights, stage rights, sound track recording rights and music publishing rights relating to any music embodied in or written for Product, including the right to grant; licenses to print, perform or mechanically reproduce such music) and all goods, tangible property and intangible property related to such items of Product and Product Rights, whether now owned or in existence or hereafter made, acquired or created (collectively, the "FILM COLLATERAL"), including, without limitation, the following:

                  (1) All rights of every kind and nature (including, without limitation, copyrights) in and to any literary, trademark, service mark, literary property right, personal right, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, any item of Product or Product Rights is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in any item of Product or Product Rights including, without limitation, all scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature in whatever state of completion and all drafts, versions and variations thereof (collectively, the "Literary Property");

                  (2) All tangible personal property and physical properties of every kind or nature of or relating to any item of Product or Product Rights and all versions thereof, including, without limitation, all physical properties relating to the development, production, comple-tion, delivery, exhibition, distribution or other exploitation of any item of Product or Product Rights, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preprint materials (including interpositives, negatives, videotapes, duplicate nega- tives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, video masters and all other forms of preprint elements which may be necessary or useful to produce prints or other copies or additional preprint elements, whether now known or hereafter devised), sound tracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims, all contracts, credit lists, music licenses, all promotional materials


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         relating to any item of Product or Product Rights, including, without limitation, transpar- encies, posters, press books, publicity kits, still photographs and promotional trailers and any and all other physical properties of every kind and nature relating to any item of Product in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (hereinafter referred to collectively as the "PHYSICAL PROPERTIES");

                  (3) All rights of every kind or nature in and to any and all music and musical compositions created for, used in or to be used in connection with any item of Product or Product Rights including, without limitation, all copyrights therein and all rights to perform, copy, record, rerecord, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music including record, soundtrack recording, and music publishing rights;

                  (4) All collateral, allied, ancillary, subsidiary, publishing and merchandising rights of every kind and nature, without limitation, derived from, appurtenant to or related to any item of Product, Product Rights or the Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by any item of Product, Product Rights, the Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, merchandising rights and commercial tie-ups arising out of or connected with or inspired by any item of Product, Product Rights, the Literary Property, the title or titles of any item of Product, or said Literary Property, the characters appearing in the item of Product, Product Rights or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploit- ation in connection with or related to any item of Product, all remakes or sequels thereof, any Product Rights and/or said Literary Property;

                  (5) All rights of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of any item of Product, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, personnel, animators, cameramen and other creative, artistic and technical staff and agreements for the use of studio space, equipment, facilities, locations, animation services, special effects services and laboratory contracts;

                  (6) All insurance and insurance policies heretofore or hereafter placed upon any item of Product, Product Rights, the Physical Properties or the insurable properties thereof and/or any person or persons engaged in the development, production, completion, delivery or exploitation of any item of Product or Product Rights and the proceeds thereof;


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                  (7) All copyrights, rights in copyrights, interests in
         copyrights, applications for copyrights, and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained upon any item of Product, Product Rights or the Literary Property or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claims under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of any Grantor or any of its Subsidiaries or in the name of Lender for past, present and future infringements of copyright;

                  (8) All rights to produce, acquire, release sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit any item of Product, Product Rights, the Literary Property and any and all rights therein (including, without limitation, the rights referred to in Section l(J)(4) above) in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay-per-view, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theaters, non-theatrically, or cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;

                  (9) All rights of any Grantor or any of its Subsidiaries, of any kind or nature, direct or indirect, to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit any item of Product, Product Rights or any other rights in any item of Product, including, without limitation, pursuant to agreements entered into by any Grantor or any of its Subsidiaries, which relate to the ownership, production, distribution or financing of the item of Product, including without limitation, (a) all rights of any Grantor or any of its Subsidiaries to receive moneys due or to become due pursuant to any such agreement, (b) all rights of any Grantor or any of its Subsidiaries to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such agreement, (c) claims of any Grantor or any of its Subsidiaries for damages arising out of or for breach of or default under any such agreement and (d) all rights of any Grantor or any of its Subsidiaries to terminate any such agreement, to perform thereunder and to compel performance and otherwise exercise any and all rights and remedies thereunder;

                  (10) Any and all tangible and intangible personal property including without limitation general intangibles (as defined in the UCC), not elsewhere included in this definition, constituting or relating to any item of Product or Product Rights which may arise in connection with the creation, production, completion, delivery, financing, ownership, possession or exploitation of any item of Product or Product Rights;


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                  (11) The pledgeholder, laboratory access, or film warehousing agreements relating to any item of Product or Product Rights and any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to any item of Product, Product Rights and any Physical Property relating thereto;

                  (12) All contract rights and general intangibles (and all proceeds and products thereof) relating to the grant or license by any Grantor or any of its Subsidiaries to any Person of any right to release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit any item of Product or Product Rights or any rights in any item of Product or Product Rights pursuant to any agreements entered into by any Grantor or any of its Subsidiaries which relate to the ownership, production, distribution or financing of any item of Product or Product Rights including, without limitation, (a) all rights of any Grantor or any of its Subsidiaries to receive moneys due or to become due pursuant to any such agreement, (b) all rights of any Grantor or any of its Subsidiaries to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such agreement, (c) claims of any Grantor or any of its Subsidiaries for damages arising out of or for breach of or default under any such agreement and (d) the right of any Grantor or any of its Subsidiaries to terminate any such agreement, to perform thereunder and to compel performance and otherwise exercise any and all rights and remedies thereunder (collectively, the "ASSIGNED AGREEMENTS");

                  (13) All machines, electrical and electronic components, equipment, fixtures, trailers, implements and other tangible personal property of every kind and description now owned or hereafter acquired by any Grantor or any of its Subsidiaries (including, without limitation, all wardrobe, props, mikes, scenery, sound stages, movable, permanent or vehicular dressing rooms, sets, lighting equipment, cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery), and all goods of like kind or type hereafter acquired by any Grantor or any of its Subsidiaries in substitution or replacement thereof, and all additions and accessions thereto relating to the production or exploitation of items of Product and/or Product Rights; and

                  (14) The following personal property, whether now owned or hereafter acquired: (a) the title or titles of any item of Product or Product Rights and all rights of any Grantor or any of its Subsidiaries to the exclusive use thereof including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (b) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, whether now owned or hereafter acquired, and the accompanying goodwill and other like business property rights relating to any item of Product or Product Rights, and the right (but not the obligation) to register a claim under


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         trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name of any Grantor or any of its Subsidiaries or in the name of Lender for past, present or future infringement of trademark or patents.

         (K)      Bank Accounts: Cash and Cash Equivalents.

                  (1) All deposit and other accounts and any extension or renewal of such accounts and all certificates and instruments, if any, from time to time representing or evidencing such accounts opened in the name of any Grantor with any bank or other financial institution (collectively, the "BANK ACCOUNTS");

                  (2) All monies on deposit in any Bank Account, all account investments relating thereto from time to time and all certificates and instruments, if any, from time to time representing or evidencing the account investments;

                  (3) All notes, commercial paper, certificates of deposit, bankers' acceptances and other instruments from time to time delivered to or otherwise possessed by Grantor for or on behalf of any Grantor in addition to or in substitution for any account investment; and

                  (4) All interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Collateral described in this Section 1(K).

         (L) Books and Records. All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

         (M) Other General Intangibles. To the extent not included in any other paragraph of this Section 1, all other general intangibles (including, without limitation, tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

         (N) All Other Property. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable;

         (O) Proceeds and Products. All proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary;


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         (P) Excluded Property. Notwithstanding Sections 1(A) through 1(O), the payment and performance of the Secured Obligations (as hereinafter defined) shall not be secured by:

                  (1) any rights arising under, and any property, tangible or intangible, acquired under, any agreement executed by any Grantor to the extent that such agreement validly prohibits the creation by any Grantor of a security interest in such rights or property.

                  (2) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein.

                  (3) the items described in Section 1(Q) (but only to the extent Lender has not specified that such items be included in the Collateral pursuant thereto).

                  (4) capital stock of other companies in the entertainment industry which are not Affiliates of any Grantor having a cost to the Grantor not exceeding $25,000 in the aggregate.

         (Q) Additional Collateral. As additional Collateral, each Grantor covenants that it will mortgage, pledge and collaterally grant and assign to the Lender and will create a security interest in favor of the Lender in, all of its right, title and interest in and to (but none of its liabilities or obligations with respect to) such of the following present or future items as the Lender may from time to time specify by notice to SEGI, whether now owned or hereafter acquired, and the proceeds and products thereof (except to the extent consisting of rights or property of the types referred to in Section l(P)), all of which shall thereupon be included in the term "COLLATERAL":

                  (1) Real Property. All real property and immovable property and fixtures, leasehold interests and easements wherever located, together with any and all estates and interests of the Grantor therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.

                  (2) Motor Vehicles and Airplanes. All motor vehicles and airplanes.

         SECTION 2. SECURITY FOR OBLIGATIONS.

         (A) With respect to each Grantor which is also a Borrower (a "BORROWER/GRANTOR") the following shall apply:

                  (1) Primary Secured Obligations. This Agreement secures, and the Collateral granted by such Borrower/Grantor is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise


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         (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) or the operation of any other provision of law of any jurisdiction which would otherwise cause a stay of the payment of such amounts), of all Credit Obligations of such Borrower/Grantor now or hereafter existing under or in respect of the Amended and Restated Credit Agreement and the Notes, whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to such Borrower/Grantor would accrue on such fees, expenses or otherwise) and all obligations of such Borrower/Grantor now or hereafter existing under this Agreement (all such obligations of such Borrower/Grantor being such Borrower/Grantor's "PRIMARY SECURED OBLIGATIONS").

                  (2) Secondary Secured Obligations. This Agreement secures, and the Collateral granted by such Borrower/Grantor is collateral security for the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) or the operation of any other provision of law of any jurisdiction which would otherwise cause a stay of the payment of such amounts), of all obligations of such Borrower/Grantor now or hereafter existing under or in respect of the Amended and Restated Guaranty, whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to any other Borrower, would accrue on such obligations), fees, expenses or otherwise (all such obligations of such Borrower/Grantor being such Borrower/Grantor's "SECONDARY SECURED OBLIGATIONS").

         (B) With respect to each Grantor which is not a Borrower (a "NON-BORROWER/GRANTOR"), the following shall apply: this Agreement secures, and the Collateral granted by such Non-Borrower Grantor is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) or the operation of any other provision of law of any jurisdiction which would otherwise cause a stay of the payment of such amounts), of (i) all Credit Obligations (as defined in the Amended and Restated Credit Agreement), including, without limitation, (a) all such Credit Obligations now or hereafter existing under or in respect of the Amended and Restated Credit Agreement and the Notes, whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to any Borrower, would accrue on such Obligations), fees, expenses or otherwise and (b) all such Credit Obligations, now or hereafter existing under or in respect of the Amended and Restated Guaranty and (ii) all obligations of Grantors now or hereafter existing under this Agreement, the Amended and Restated Credit Agreement or any other Credit Document (all such obligations being the "NON-BORROWER/GRANTOR OBLIGATIONS"; the Borrower/ Grantor Primary Secured Obligations, the Borrower/Grantor Secondary Secured Obligations and the Non-Borrower/Guarantor Obligations are collectively referred to herein as the "SECURED OBLIGATIONS").

         SECTION 3. REPRESENTATION AND WARRANTIES. Each Grantor represents and warrants as follows:

         (A) Each Grantor has full power, authority and legal right to pledge all of the Collateral pledged pursuant to this Agreement.

         (B) Each Grantor is, and at the time of delivery of any Collateral required to be delivered to the Lender pursuant to Sections 5 or 12 of this Agreement will be, the legal and beneficial owner of the Collateral pledged by such Grantor hereunder.

         (C) The chief place of business and chief executive office of each Grantor and the office where each Grantor keeps its records concerning the Collateral described in Section l(A) hereof is located at the address specified for such Grantor on Schedule 3(c) hereto and the address of each of the offices where each Grantor does business is set forth on Schedule 3(C) annexed hereto and no Grantor, except Republic Entertainment Inc. (formerly known as Republic Pictures Inc.) and Laurel Pictures Inc. (formerly known as Big Apple Films Inc.), has changed its name since September 30, 1993.

         (D) All of the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable.

         (E) This Agreement creates a valid and perfected security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests have been duly taken or waived by Lender.

         (F) No consent of any other party (including, without limitation, stockholders or creditors of any Grantor or any Subsidiary of any Grantor) and no consent, authorization, approval, or other action by, and no notice to or filing with any governmental authority or regulatory body is required either (x) for the pledge by Grantors of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantors or (y) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; except (a) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (b) UCC-1 filings with the Secretary of State of the State of California and the State of New York which filings have been made and (c) filings with the United States Copyright Office.

         (G) The Pledged Securities consisting of the stock of the Subsidiaries of SEGI constitute one hundred percent (100%) of the issued and outstanding shares of stock of the respective issuers thereof.

         (H) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

         (I) The pledge of the Collateral, if any, constituting Margin Stock pursuant to this agreement does not violate Regulation U of the Federal Reserve Board.

         SECTION 4. DELIVERY OF CERTAIN COLLATERAL. All certificates, or instruments, if any, representing or evidencing the Collateral described in Sections l(F) and (I) or the proceeds of such Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Lender shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of Lender or any of its nominees any or all of such Collateral. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations. All additional certificates or instruments, if any, representing or evidencing Collateral described in Sections 1(F) and (I) acquired from time to time after the date hereof in any manner shall be delivered to Lender promptly after each such acquisition, and held by or on behalf of Lender in accordance with the provisions of this Section 4.

         SECTION 5. ASSIGNED AGREEMENTS. RECEIVABLES AND OTHER COLLATERAL PLEDGED UNDER SECTION 1.

         (A) Place of Perfection; Records. Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Section 3(C) or, upon 30 days' prior written notice to Lender, at such other location in a jurisdiction where all action required by this Agreement shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records and will permit representatives of Lender at any time during normal business hours after prior notice to inspect and make abstracts from such records.

         (B) Grantors Remain Liable Under Assigned Agreements. Anything herein to the contrary notwithstanding, (1) each Grantor shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (2) the exercise by Lender of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the Assigned Agreements, and (3) Lender shall not have any obligation or liability under the Assigned Agreements by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 6. LOCATION OF FILM COLLATERAL; PLEDGEHOLDER AGREEMENT; COPYRIGHT OFFICE FILINGS.

         (A) Each Grantor agrees, with respect to all Film Collateral, to at all times maintain and to cause its Subsidiaries to maintain, at a laboratory or other commercial storage facility at least one complete set of all preprint material (including all necessary film, video and sound track materials) necessary to make copies of the Product for exhibition and other exploitation in the applicable media to which the Grantor owns or controls exploitation rights. With respect to completed items of Product, the Grantors hereby agree that at all times at least one complete copy of all preprint materials required to make exhibition copies with respect to any such item of Product shall be located in a jurisdiction where either (i) UCC-1 financing statements or similar evidence of the Lender's security interest under applicable law have been filed against the Grantors, or (ii) Lender has otherwise acquired a perfected security interest or analogous rights in the Film Collateral under applicable foreign law.

         (B) Each Grantor will, and will cause each of its Subsidiaries to, act as pledgeholder for the Lender with the same effect as if the Lender were a pledgee in possession of all Film Collateral which are now or hereafter in the (actual or constructive) possession of any Grantor or any of its Subsidiaries, subject to such access of such Grantors and other third parties as shall be necessary to produce and exploit any item of Product.

         (C) Copyright Filings. With respect to any item of Product the copyright of which is owned by any Grantor or any of its Subsidiaries, such Grantor (or such Subsidiary) shall execute and file an application for copyright registration with the United States Copyright Office (the "COPYRIGHT OFFICE"). With respect to any item of Product in which any Grantor or any of its Subsidiaries has acquired any distribution, exploitation or other rights, such Grantor (or such Subsidiary) acquiring any such rights shall file an instrument of transfer for recordation with the Copyright Office. Such instrument of transfer shall be duly authorized, executed and acknowledged by the transferor of any such rights and in the event such item of Product has not been registered for copyright, such Grantor (or such Subsidiary) shall register or shall cause the transferor of such rights to register such item of Product in the Copyright Office. Each such Grantor shall use and shall cause its Subsidiaries to use best efforts to comply with all requirements of the federal Copyright Act, the rules and regulations promulgated thereunder and any other applicable laws or regulations, and shall take all steps necessary to validly register the ownership of the copyright to such item of Product or to record the instrument of transfer transferring distribution, exploitation or other rights to such item of Product, as applicable, in the United States Copyright Office. Concurrently with the filing of the copyright registration application or the instrument of transfer, as applicable, such Grantor will file, or, if ownership of such item of Product or distribution, exploitation or other rights are held by its Subsidiary, such Grantor will cause such Subsidiary to file with the Copyright Office, a Copyright Mortgage and Assignment in form and substance satisfactory to Lender, duly executed, notarized and in proper form for recordation in the Copyright Office. Except as otherwise set forth in the

Amended and Restated Credit Agreement, each Grantor will submit and cause each of its Subsidiaries to submit the above-referenced copyright filings to the Copyright Office in accordance with the following:

                  (1) With respect to each item of Product produced or financed, and the copyright of which is owned (in whole or in part), by such Grantor (or such Subsidiary) and which is intended for initial general theatrical release, filing of the application for copyright registration, the Copyright Mortgage and Assignment and any other documents required to effect the valid registration/recordation of same will be made not later than 60 days following the availability of the answer print of such item of Product; provided, however, that unless there shall have occurred an Event of Default, such copyright filings may be delayed not later than the date 30 days after the initial general theatrical release of such item of Product in the United States of America.

                  (2) With respect to each item of Product produced or financed by, and the copyright of which is owned (in whole or in part) by, such Grantor (or such Subsidiary) and which is intended for initial exhibition on television (e.g., a television motion picture, mini-series, each episode of a series or otherwise), such filing of the application for copyright registration, the Copyright Mortgage and Assignment and any other documents required to effect the valid registration/recordation of same will be made not later than thirty
         (30) days following delivery of the individual item of Product (e.g. each episode of a series, each television motion picture, etc.) to the applicable network or other licensee licensing such item of Product.

                  (3) With respect to each other item of Product or Product Rights which is acquired by such Grantor (or such Subsidiary) not otherwise provided for in clause (1) or (2) above, filing of the application for copyright registration, the instrument of transfer, the Copyright Mortgage and Assignment and any other documents required to effect the valid registration/recordation of same shall be made as soon as reasonably practicable under the circumstances but in no event later than (i) 30 days following the execution of a written agreement pursuant to which the Grantor or any of its Subsidiaries acquired rights in such item of Product; provided, however, with respect to each item of Product intended for initial exhibition on television such filings will be made not later than thirty (30) days following delivery to the Grantor or any of its Subsidiaries of such item of Product.

                  Copies of all such applications for copyright registration, instruments of transfer and Copyright Mortgage and Assignments and all other documents filed with the Copyright Office pursuant to the provisions of this
Section 6(C) by any Grantor and/or any Subsidiary of any Grantor shall be sent to Lender concurrently with the submission to the Copyright Office of the applicable documents. Copies of all such documents when validly registered or recorded, as applicable, in the Copyright Office shall be promptly sent to Lender when received by any Grantor or any Subsidiary of any Grantor from the Copyright Office.

         SECTION 7. PLEDGED SECURITIES.

         (A) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing:

                  (1) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Amended and Restated Credit Agreement.

                  (2) Each Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Securities.

         (B) Upon the occurrence and during the continuance of an Event of Default or a Default all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 7(A)(1) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(A)(2) shall cease, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

         SECTION 8. COVENANTS; FURTHER ASSURANCES.

         (A) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable Lender to enforce its rights and remedies hereunder with respect to any Collateral.

         (B) Each Grantor will (1) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Lender hereunder all executed originals of such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender; and (2) mark conspicuously each copy of an agreement, document, instrument or other writing which constitutes chattel paper and, at the request of Lender, each of its records pertaining to such Collateral, with a legend, in form and substance satisfactory to Lender, indicating that such Collateral, as the case may be, has been assigned and is subject to the security interest granted pursuant to this Agreement.

         (C) Each Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby. Each Grantor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the

Collateral without the signature of any Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement concerning the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (D) Each Grantor will comply with all laws, rules and regulations relating to, and shall pay prior to delinquency all license fees, registration fees, taxes and assessments, and all other charges, including without limitation non-governmental levies or assessments, which may be levied upon or assessed against, or which may become security interests, liens or other encumbrances on, the ownership or possession, of any material part of the Collateral, or which create or may create a lien upon any material part of the Collateral; provided, however, that Grantors shall not be required to comply with any such law, rule or regulation, or to pay any such tax, fee, assessment or other charge, the validity of which is being contested by such Grantor in good faith by appropriate proceedings promptly instituted and diligently conducted.

         (E) Each Grantor will at all times keep accurate records with respect to the Collateral which are as complete and comprehensive as those customarily maintained by others engaged in businesses of the type in which Grantors engage, and agrees that Lender or its representatives shall have the right, at any time during normal working hours or any other reasonable time and from time to time, to call at its place or places of business or where the Collateral or any part thereof may be held or located or its records pertaining to the Collateral may be kept and to inspect the Collateral and/or examine or cause to be examined such records and to make abstracts therefrom or copies thereof. In addition, upon Lender's request, if Lender deems it necessary or desirable to perfect or preserve Lender's security interest in the Collateral, and at the cost and expense of each Grantor, Grantor will make or stamp on, or otherwise affix to, each material item of Collateral and each of its individual ledger sheets, cards and other records pertaining thereto, a legend or plaque in form and content reasonably satisfactory to Lender indicating that such Collateral is subject to a security interest in favor of Lender.

         (F) At such time or times as Lender may request, each Grantor will, at its cost and expense, prepare a list, statement, schedule or report in such form as shall be reasonably satisfactory to Lender, certified by duly authorized officers of such Grantor, describing in such detail as Lender shall require, the Collateral, and specifying the location of such Collateral, each Grantor's records pertaining thereto and such other information as Lender may reasonably request. No Grantor shall change the location of any Collateral described on any list furnished pursuant to this subsection (H) or (except insofar as the change of location is within the same county to another office or plant of such Grantor or to a laboratory or other commercial storage facility in the United States so long as such laboratory or facility has executed and delivered to Lender a Pledgeholder Agreement) the location of such Grantor's records pertaining to such Collateral, except upon ten (10) Business Days' prior written notice to Lender of such change and of the new location of such Collateral or the records pertaining thereto, and, in the case of change in location of any Collateral, such Grantor shall duly perfect Lender's security interest in any such item by preparing, executing and, if required by Lender, filing a Uniform Commercial Code financing statement with respect thereto in any new jurisdiction where such item has been removed and may remain for three months or more and/or taking such other actions as may be required or desirable to duly perfect Lender's security interest in any such items of Collateral.

         SECTION 9. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

         (A) (1) Lender may exercise in respect of the Collateral, in addition to other rights and remedies, all the rights and remedies of a secured party in default under the UCC in effect in the State of New York at that time, and the Lender may also without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Lender may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice of sale to the Grantor whose Collateral is to be sold of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Lender accepts the first offer received and does not offer such Collateral to more than one offeree.

                  (2) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to Lender than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and notwithstanding such circumstances agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Lender shall not have any obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the applicable Grantor would agree to do so.

         (B) If Lender determines to exercise its right to sell any or all of the Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares or other Pledged Securities to be sold hereunder from time to time to furnish to Lender all such information as Lender may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Lender as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         (C) Lender may exercise any and all rights and remedies of each Grantor under or in connection with the agreements which otherwise constitute Collateral hereunder, including, without limitation, any and all rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any such agreements.

         (D) All payments received by any Lender under or in connection with any other agreements which constitute Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement).

         SECTION 10. APPLICATION OF PROCEEDS. After and during the continuance of any Event of Default, any cash held by Lender as Collateral and all cash proceeds received by Lender (all such cash being "PROCEEDS") in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Lender of its remedies as a secured creditor as provided in Section 9 of this Agreement shall be applied promptly from time to time by Lender:

         First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to Lender and its agents and counsel, and all expenses, liabilities and advances made or incurred by Lender in connection therewith;

         Second, to the payment of the Secured Obligations (it being agreed that with respect to any Proceeds derived from any Collateral owned by a Borrower/Grantor, such proceeds shall first be applied to such Borrower/Grantor's Primary Secured Obligations and after the payment of such Borrower/Grantor's Primary Secured Obligations then to such Borrower/Grantor's Secondary Secured Obligations); and

         Third, only after payment in full of all Secured Obligations, to the Grantors, or other successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

         SECTION 11. REGISTRATION RIGHTS WITH RESPECT TO PLEDGED SHARES. If Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 9, each Grantor agrees that, upon request of Lender, each Grantor will, at its own expense:

         (A) execute and deliver, and cause each issuer of the Pledged Shares contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Lender, advisable to register such Pledged Shares under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

         (B) use its best efforts to qualify the Pledged Shares under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Shares, as requested by Lender;

         (C) cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section II(a) of the Securities Act; and

         (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Shares or any part thereof valid and binding and in compliance with applicable law.

         SECTION 12. SECURITY INTEREST ABSOLUTE. All rights of Lender and the assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

         (A) any lack of validity, enforceability, genuineness or regularity of the Amended and Restated Credit Agreement, the Notes, the Amended and Restated Guaranty; any agreements constituting collateral, any other Credit Document or any other agreement or instrument relating thereto;

         (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Amended and Restated Credit Agreement, the Notes, the Amended and Restated Guaranty, any agreements constituting collateral or any other Credit Document;

         (C) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

         (D) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor, or a third party grantor of a security interest.

         SECTION 13. LENDER APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints Lender as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from and after the occurrence of any Event of Default and so long as an Event of Default shall be continuing, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to accept and/or release Collateral as provided in this Agreement, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, endorse, and collect any drafts or other instruments, documents, letters of credit and chattel paper in connection therewith or representing any interest payment, dividend or other distribution or payment in respect of the Collateral or any part thereof and to give full discharge for the same, and to file any claims or take any action or institute any proceedings which Lender may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral.

         SECTION 14. LENDER MAY PERFORM. If any Grantor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Grantors under Section 16.

         SECTION 15. LENDER'S DUTIES. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder with respect to which Lender shall act with reasonable care, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters.

         SECTION 16. INDEMNITY AND EXPENSES.

         (A) Each Grantor agrees to indemnify Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including without limitation enforcement of this Agreement and any misstatements or omissions contained in any prospectus prepared by such Grantor pursuant to Section 11; provided, however, that Grantors shall have no obligation to provide indemnification under this Section 16 to a Person to the extent that such claims, losses or liabilities arise from such Person's gross negligence or willful misconduct.

         (B) Each Grantor will upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with
(1) the administration of this Agreement, (2) the custody or preservation of, or the collection from or other realization upon, any of the Collateral, (3) the exercise or enforcement of any of the rights of Lender hereunder or (4) the failure by any Grantor to perform or observe any of the provisions hereof.

         SECTION 17. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by Lender and, in the case of such an amendment, signed by Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 18. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, receipt of telecopy or telex or four Business Days after deposit in the United States mail, registered or certified return receipt requested, with postage prepaid and properly addressed; provided that notices to Lender shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 18) shall be as set forth below each party's name on the signature pages of this Agreement.

         SECTION 19. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (A) remain in full force and effect until indefeasible payment in full of the Secured Obligations, (B) be binding upon each Grantor and its successors and assigns and (C) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (C), Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Upon the indefeasible payment in full of the Secured Obligations and the termination of all of the Commitments, the security interest granted hereby shall terminate, all rights to the Collateral pledged or assigned by each Grantor shall revert to such Grantor. Upon any such termination, Lender will, at Grantors' expense, execute and deliver to the applicable Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         SECTION 20. ASSIGNMENT. Lender may assign, endorse or transfer any instrument evidencing all or any part of the Credit Obligations, and the holder of such instrument shall be entitled to the benefits of this Agreement. Grantors' rights, obligations or any interest therein under this Agreement may not be assigned without the written consent of Lender.

         SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 22. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Amended and Restated Credit Agreement, terms used in Article 9 of the UCC in effect in the State of New York are used herein as therein defined.

         SECTION 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against any Grantor, with respect to this Agreement, the Amended and Restated Guaranty or any other Credit Document may be brought in any state or federal court of competent jurisdiction in the State of New York, Florida or California and by execution and delivery of this Agreement each Grantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, without any objection to the venue chosen by Lender based on forum non conveniens or otherwise, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Amended and Restated Guaranty or any other Credit Document. The Grantors designate and appoint Spelling Entertainment Group Inc., c/o Worldvision Enterprises, Inc., 660 Madison Avenue, New York, New York 10021, and such other Persons as may hereafter be selected by the Grantors, as Grantors' agent to receive on Grantors' behalf service of all process in any such proceeding in any such court, such service being hereby acknowledged by Grantors to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each Grantor at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any Grantor refuses to accept service, the Grantors hereby agree that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against any Grantor in the courts of any other jurisdiction.

         SECTION 24. ADDITIONAL SUBSIDIARY GRANTORS. The initial Grantors hereunder shall be the Borrowers and such other of the Subsidiaries of SEGI as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional present or future Subsidiaries of SEGI may become parties hereto, as additional Grantors, by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Lender, notice of which is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Lender not to cause any present or future Subsidiary of SEGI to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder. Each Guarantor shall from time to time cause any present or future wholly owned Material Subsidiary, within 30 days after any such Person becomes a Material Subsidiary, that is not a Grantor to join this Agreement as a Grantor pursuant to a joinder agreement in form and substance satisfactory to the Lender unless such Subsidiary is a Subsidiary organized under the laws of a jurisdiction outside of the United States and under applicable foreign law such Subsidiary is not permitted to guarantee the Credit Obligations. Each Grantor will, promptly upon the request of Lender from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as Lender deems necessary or advisable to carry out the intent and purposes of this Section 24.

         SECTION 25. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by Lender.

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     SPELLING ENTERTAINMENT GROUP INC.

                                     By: /s/ Thomas P Carson
                                        --------------------------------
                                     Title: Executive Vice President
                                           -----------------------------
                                     Address: 5700 Wilshire Boulevard
                                              Los Angeles, California  90036






                                     SPELLING ENTERTAINMENT INC.

                                     By: /S/ Thomas P. Carson
                                        --------------------------------
                                     Title: Executive Vice President
                                           -----------------------------
                                     Address: 5700 Wilshire Boulevard
                                              Los Angeles, California 90036

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                       (Signatures continued from previous page)

                                   AARON SPELLING PRODUCTIONS, INC.
                                   SPELLING FILMS INTERNATIONAL, INC.
                                   SPELLING TELEVISION INC.
                                   TORAND PRODUCTIONS INC.
                                   WORLDVISION ENTERPRISES, INC.
                                   LAUREL ENTERTAINMENT, INC.
                                   HAMILTON PROJECTS, INC.
                                   LAUREL TV, INC.
                                   LAUREL-KING, INC.,
                                   LAUREL PICTURES INC.
                                   REPUBLIC ENTERTAINMENT INC.
                                   REPIX, INC.
                                   REPUBLIC DISTRIBUTION CORPORATION
                                   REPUBLIC PICTURES ENTERTAINMENT INC.
                                   REPUBLIC PICTURES TELEVISION
                                            BY:      REPUBLIC PICTURES
                                                     ENTERTAINMENT INC.
                                            ITS:     GENERAL PARTNER
                                   VIRGIN INTERACTIVE ENTERTAINMENT, INC.

                                   By: /s/ Thomas P. Carson
                                      --------------------------------------
                                   As an authorized officer of each of the
                                   foregoing corporations

                                   Address: 5700 Wilshire Boulevard
                                            Los Angeles, California 90036

ACCEPTED AND AGREED TO:

VIACOM INC.
as Lender

By:
   ------------------------------------
Title:
      ---------------------------------